UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2014

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

As previously announced on December 24, 2013, Town Sports International, LLC (the “Seller”), an indirect, wholly-owned subsidiary of Town Sports International Holdings, Inc. (the “Company”) entered into an Agreement of Sale (the “Sale Agreement”) with Monty Two East 86th Street Associates LLC (the “Purchaser”), an affiliate of Stillman Development International, LLC, for the sale of the real property and certain other property located at 151 East 86th Street (including 151-155 East 86th Street), New York, NY (the “Property”) for a purchase price of $82,000,000, subject to certain purchase price adjustments and offsets and the terms and conditions of the Sale Agreement (the “Sale”). Also, as previously disclosed on April 11, 2014, the Seller and the Purchaser amended the Sale Agreement to provide an extension of the closing date to be on or before July 14, 2014.

On July 8, 2014, in order to permit Purchaser additional time to complete its financing for the transaction on acceptable terms, the Seller and the Purchaser entered into an amendment to the Sale Agreement (the “Amendment”) which provides, among other things, an extension of the closing date to be on or before September 11, 2014, subject to the conditions contained in the Sale Agreement, and an increase in the amount of the non-refundable deposit from $10 million to $20 million. The terms of Sale Agreement, as amended, provide that in the event that the Purchaser defaults in its obligations to close, the Seller retains the entire amount of the deposit.

The Amendment also provides an increase in the purchase price of $3.5 million, from $82 million to $85.5 million, subject to certain purchase price adjustments and offsets, and an agreement to modify the terms of the lease to be entered into at the time of closing, under which the Company will continue to occupy the portion of the Property currently occupied by one of its clubs, whereby Purchaser’s commencement of construction notice may be delivered after a period of 18 months following the closing date of the Sale (rather than the original two-year period set forth in the Sale Agreement).

For further information about the transaction, see Item 1.01 of the Company’s Current Reports on Form 8-K filed on December 24, 2013 and April 11, 2014 as well as the terms and conditions of the Sale Agreement, which is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (filed on March 14, 2014), as amended by the First Amendment to Agreement of Sale and Second Amendment to Agreement of Sale, which are filed as Exhibits 10.1 and 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (filed on April 29, 2014).

Forward-Looking Statements:

Statements in this report that do not constitute historical facts, including, without limitation, statements relating to future expectations regarding the Sale and other statements that are predictive in nature or depend upon or refer to events or conditions are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the ability of the parties to satisfy closing conditions to the Sale, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate club acquisitions, environmental initiatives, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual events or results may differ materially from anticipated events or results or outcomes discussed in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: July 8, 2014	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President – General Counsel